KnowBe4 Announces Fourth Quarter and Fiscal Year 2021 Financial Results Along with Co-President/CFO Transition to the Board of Directors

Fourth Quarter 2021 Financial Results
•GAAP revenue increased 40.6% year-over-year to $69.3 million
•Cash flow from operations was $21.0 million
•Free cash flow was $19.6 million and free cash flow margin was 28.2%

Fiscal Year 2021 Financial Results
•GAAP revenue increased 40.8% year-over-year to $246.3 million
•Cash flow from operations was $76.8 million
•Free cash flow was $71.2 million and free cash flow margin was 28.9%
Key Metrics
•Annual recurring revenue (ARR) increased approximately 44% year-over-year to $285.4 million
•Total number of customers reached more than 47,000

TAMPA BAY, FL, February 16, 2022 -- KnowBe4, Inc. (NASDAQ: KNBE), provider of the leading security awareness training and simulated phishing platform, today reported results for the fourth quarter and the year ended December 31, 2021.

“Our fourth quarter and full year results exceeded our expectations with record ARR and substantial growth in total customers. We continue to focus on both strong growth and high levels of capital efficiency by reporting free cash flow margins in excess of 28% for both the quarter and year ended December 31, 2021.” said Stu Sjouwerman, founder and chief executive officer of KnowBe4. “In addition to our strong results, the Company is making exceptional progress in the product development area. We are excited to report that we are on track for the release of two new products during the second half of 2022, one associated with the recent acquisition of SecurityAdvisor and the other developed internally."

Krish Venkataraman, KnowBe4’s co-president and chief financial officer, added, “Our successful fourth quarter and fiscal year 2021 financial results show that we continue to execute on our key growth initiatives. GAAP revenue for the fourth quarter and full year grew by almost 41%, ARR by almost 44%, and we added over 10,000 new customers including strong progress within the Fortune 500. Our cross-sell initiatives continue to produce strong results with multi-product attachment rates at 22% by the end of the year. We are also very pleased to report strong net retention of 108% during 2021 which we believe has contributed to our outstanding results."

Fourth Quarter 2021 Financial Highlights

	Q4-2021	Q4-2020	Change
	(in thousands, except percentage and per share amounts)
Revenue	$69,307	$49,287	+ 40.6%
Annual recurring revenue[1]	$285,437	$198,369	+ 43.9%
GAAP gross margin	86.2%	84.9%	+ 1.3%
Non-GAAP gross margin[1]	87.2%	85.1%	+ 2.1%
GAAP operating margin	10.3%	2.1%	+ 8.2%
Non-GAAP operating margin[1]	21.7%	6.3%	+ 15.4%
Cash flow provided by operating activities	$20,979	$5,240	+ 300.4%
Free cash flow[1]	$19,562	$4,117	+ 375.2%

1 A reconciliation of GAAP to non-GAAP financial measures and definitions for our key business metrics, including annual recurring revenue and free cash flow, is provided under the heading "Explanation of Non-GAAP Financial Measures."

Fiscal Year 2021 Financial Highlights

	2021	2020	Change
	(in thousands, except percentage and per share amounts)
Revenue	$246,298	$174,886	+ 40.8%
Annual recurring revenue[1]	$285,437	$198,369	+ 43.9%
GAAP gross margin	85.7%	84.7%	+ 1.0%
Non-GAAP gross margin[1]	86.3%	85.0%	+ 1.3%
GAAP operating margin	(2.7)%	(0.9)%	+ (1.8)%
Non-GAAP operating margin[1]	11.5%	2.3%	+ 9.2%
Cash flow provided by operating activities	$76,778	$44,864	+ 71.1%
Free cash flow[1]	$71,222	$36,721	+ 94.0%

1 A reconciliation of GAAP to non-GAAP financial measures and definitions for our key business metrics, including annual recurring revenue and free cash flow, is provided under the heading "Explanation of Non-GAAP Financial Measures."

CFO Transition

KnowBe4 announced today that Krish Venkataraman will be stepping down from his role as Co-President and Chief Financial Officer. Mr. Venkataraman will remain with the Company in his current capacity through filing of the Company's Form 10-K for the year ended December 31, 2021, at which time he will be appointed to the Company's Board of Directors. In addition, KnowBe4 announced that Bob Reich, who brings over 25 years of financial leadership including prior CFO experience, will assume the Chief Financial Officer role at the Company after Mr. Venkataraman's departure.

"Krish has been a valuable partner to me and the entire KnowBe4 team for the past four years. During this time, he built an incredibly strong finance team and was critical to executing our successful IPO last year. He was also the visionary behind our data analytics group who now provides data and business capabilities that represent a single source of truth for the whole company." said Stu Sjouwerman, KnowBe4's founder and chief executive officer. "Although we are going to miss Krish's energy and leadership on our day-to-day management team, we wish him the best as he plans for the next steps in his professional career and we are happy he plans to offer his continued support to our organization from the Board of Directors. We are also very excited to welcome Bob Reich to the executive team and believe that his skillset will be an excellent complement to KnowBe4's future growth plans."

"It has been a privilege to lead KnowBe4's finance team through a number of funding rounds as a private company to driving our IPO process and through our initial stages of performing as a public company." said Mr. Venkataraman. "While it will be bittersweet to leave the day-to-day operations of such an exciting company, I am confident that the finance team and organization as a whole are well-positioned to continue executing on KnowBe4's strategic goals. I am looking forward to spending some time with family while I transition to the next phase of my professional career and am happy that the next phase will include joining the KnowBe4 Board of Directors."

Recent Business Highlights
•Fourth quarter revenue and ARR increased year-over-year by approximately 41% and 44% respectively, driven primarily by overall business growth resulting from positive multi-product adoption trends, strong international growth and continued expansion of our customer base into both enterprise and SMB.
•As announced during our third quarter earnings call, we completed the acquisition of SecurityAdvisor Technologies, Inc. on November 1, 2021. We continue to see tremendous progress with our integration plans, including establishing a new R&D focused entity in India and development efforts on a Human Detection and Response, or HDR, product utilizing the SecurityAdvisor technology. These efforts, along with continued internal development, put us on track for two new product releases later in 2022.
•The Winter 2022 G2 Grid Report named PhishER as a leader among Security Orchestration, Automation, and Response (SOAR) software for the third consecutive quarter. Also, based on the G2 reviews, PhishER has the highest satisfaction score among the SOAR products included in the report, which we believe continues to validate our market position.
•We reported the largest year-over-year growth for the 15 most popular apps, as reported in Okta's 8th annual Business at Work Report, based on data from more than 14,000 Okta customers. We rank 9th globally on Okta's list of most popular apps, five places higher than last year. The report also shows that collaboration and security tools are the two most popular categories of tools deployed through the Okta Integration Network. We are excited to continue receiving positive external recognition for our platform.
•We were named the top place to work in our size category as part of the 2022 Top Workplaces USA awards issued by Energage. Winners of the Energage Top Workplaces awards are based solely on employee feedback, which we believe speaks to the strength of our corporate culture.

Financial Outlook
For the first quarter and full year 2022, the Company expects:

Metric	First Quarter Range	Growth
Total Revenue	$72 - $73 million	34 - 36%

Metric	Full Year Range	Growth
Total Revenue	$328 - $330 million	33 - 34%
Free Cash Flow Margin	15%+	N/A

Conference Call Information
KnowBe4 will host a conference call for analysts and investors to discuss its earnings results for the fourth quarter of 2021 and the year then ended and the outlook for the first quarter and full year 2022 today at 4:30 PM EST.

Conference Call: (833) 529-0227 (US/Canada Toll Free) or (236) 738-2273
Conference ID: 7378691
Webcast: https://investors.knowbe4.com/investor-relations

A recorded webcast of the event will also be available shortly after the call, and will be made available for one year on the KnowBe4 Investor Relations website (https://investors.knowbe4.com).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally involve risks and uncertainties, including statements regarding our future financial and operating performance and our financial outlook and guidance for the year 2021. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern KnowBe4's expectations, strategy, priorities, plans or intentions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of the COVID-19 pandemic on our and our customers’ business; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the integration of SecurityAdvisor or companies we may acquire in the future; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market; length of sales cycles; and general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including in our most recent Quarterly Report on Form 10-Q and any subsequent filings with the SEC. Copies of these filings are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements, including, as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.

About KnowBe4
KnowBe4 is the leading provider of “new-school” security awareness training and simulated phishing platform. Our mission is to enable your employees to make smarter security decisions, every day. Through our subscription-based services, your organization will have access to the leading security awareness training platform.

Available Information
KnowBe4 announces material information to the public about KnowBe4, its products and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, its Investor Relations website, its Twitter accounts (@KnowBe4) and its blogs (including blog.knowbe4.com/) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Investor Relations Contact:
Ken Talanian
ir@knowbe4.com

Press Contact:
Kathy Wattman
pr@knowbe4.com

Explanation of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, free cash flow and free cash flow margin, as useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it assists investors in seeing our operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense, amortization of acquired intangible assets and acquisition and integration related costs. Costs associated with acquisitions and integration include legal, accounting and other professional fees, changes in the fair value of contingent consideration obligations and other costs related to the transition of the acquired business. We believe non-GAAP gross profit and non-GAAP gross margin provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of our results of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define non-GAAP operating income (loss) as GAAP operating income (loss) excluding stock-based compensation expense, amortization of acquired intangible assets and acquisition and integration related costs. Costs associated with acquisitions and integration include legal, accounting and other professional fees, changes in the fair value of contingent consideration obligations and other costs related to the transition of the acquired business. We believe non-GAAP operating income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance. Non-GAAP operating margin is calculated as non-GAAP operating income (loss) divided by revenue.

Free Cash Flow and Free Cash Flow Margin
We define free cash flow as net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, less purchases of property, equipment, amounts capitalized for internal-use software and principal payments on finance leases. We believe that free cash flow is a meaningful indicator of liquidity to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and capitalized internal-use software, can be used for strategic initiatives. Free cash flow margin is calculated by dividing free cash flow by revenues.

Explanation of Key Business Metrics

In addition to GAAP measures of performance, we regularly monitor certain financial and operating metrics, including Number of Customers and Annual Recurring Revenue (ARR), in order to measure our current performance and estimate our future performance. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Number of Customers
We define a customer as a separate and distinct buying entity, such as a company, an educational or government institution or a distinct business unit of a large company that has an active contract with us to access our platform. We do not consider our channel partners as separate customers as our contracts are executed with the end user, and we treat MSPs, who may purchase our products on behalf of multiple companies, as a single customer. We believe that our ability to increase and retain the number of customers on our platform is an indicator of our market penetration, the growth of our business and potential future business opportunities.

Annual Recurring Revenue
We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. We perform this calculation on an individual contract basis by dividing the total dollar amount of a contract by the total contract term stated in months and multiplying this amount by twelve to annualize. Calculated ARR for each individual contract is then aggregated to arrive at total ARR. We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers.

KnowBe4, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$273,723	$85,582
Accounts receivable, net	54,071	38,664
Deferred commissions	17,842	13,177
Prepaid expenses and other current assets	10,580	6,124
Total current assets	356,216	143,547

Deferred commissions, non-current	33,869	24,022
Capitalized software and content, net	27,074	15,523
Property and equipment, net	9,120	10,284
Operating lease right of use assets, net	12,998	12,067
Intangible assets, net	7,992	2,985
Goodwill	89,329	8,605
Other assets	1,080	1,177
Total assets	$537,678	$218,210

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$37,642	$19,265
Current portion of deferred revenue	184,496	127,043
Current portion of operating lease liabilities	2,938	2,651
Total current liabilities	225,076	148,959

Non-current liabilities:
Deferred revenue	81,278	58,653
Operating lease liabilities, net of current portion	10,484	9,766
Other non-current liabilities	3,573	3,991
Total liabilities	320,411	221,369

Stockholders' equity (deficit)
Preferred stock, Series A, A-1, B, C, C-1	—	—
Common stock	—	—
Common stock, Class A	1	—
Common stock, Class B	2	—
Additional paid-in capital	391,803	158,483
Accumulated deficit	(173,148)	(161,303)
Accumulated other comprehensive loss	(1,391)	(339)
Total stockholders' equity (deficit)	217,267	(3,159)
Total liabilities and stockholders' equity (deficit)	$537,678	$218,210

KnowBe4, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues, net	$69,307	$49,287	$246,298	$174,886
Cost of revenues	9,572	7,466	35,115	26,730
Gross profit	59,735	41,821	211,183	148,156
Operating expenses:
Sales and marketing	25,207	21,934	107,519	82,188
Technology and development	8,029	5,685	28,110	19,804
General and administrative	19,377	13,170	82,142	47,706
Total operating expenses	52,613	40,789	217,771	149,698
Operating income (loss)	7,122	1,032	(6,588)	(1,542)
Other income (expense):
Interest income	16	38	57	197
Interest expense	(67)	(15)	(396)	(60)
Other (expense) income	(585)	665	(1,030)	807
Income (loss) before income tax expense	6,486	1,720	(7,957)	(598)
Income tax expense	(2,088)	(1,516)	(3,888)	(1,832)
Net income (loss)	$4,398	$204	$(11,845)	$(2,430)
Net income (loss) per share, basic and diluted(1)	$0.03	$—	$(0.10)	$(0.06)
Weighted-average shares used in calculating basic net income (loss) per share	47,629,155	41,851,400	116,938,683	42,049,840
Weighted-average shares used in calculating diluted net income (loss) per share	172,720,568	166,077,560	116,938,683	42,049,840
(1) For the three and twelve months ended December 31, 2021, basic and diluted loss per share for Class A and Class B common stock are the same.

KnowBe4, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$4,398	$204	$(11,845)	$(2,430)
Adjustments to reconcile net (loss) income to net cash from operating activities:
Additions to capitalized content	(2,410)	(1,152)	(6,914)	(5,215)
Depreciation and amortization expense	3,640	3,102	13,639	11,762
Deferred commissions amortization	5,668	3,836	19,474	14,238
Equity-based compensation expense	6,196	1,996	29,347	5,281
Other, net	1,828	940	2,155	848
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(9,472)	(7,806)	(14,415)	(6,978)
Deferred commissions	(11,228)	(6,734)	(34,340)	(22,161)
Prepaid and other assets	1,456	(103)	(6,200)	679
Accounts payable and other liabilities	(4,383)	(4,768)	9,292	2,328
Deferred revenue	25,286	15,725	76,585	46,512
Net cash provided by operating activities	20,979	5,240	76,778	44,864
Cash flows from investing activities:
Business combinations, net of cash acquired	(22,597)	—	(33,824)	—
Purchases of property and equipment	(796)	(734)	(3,010)	(5,426)
Capitalized internal-use software costs	(611)	(378)	(2,506)	(2,682)
Net cash used in investing activities	(24,004)	(1,112)	(39,340)	(8,108)
Cash flows from financing activities:
Proceeds from the exercise of stock options	2,339	63	5,774	220
Proceeds from issuance of common stock under the employee stock purchase plan	3,339	—	3,339	—
Repurchase of common stock and options	—	(4,360)	(1,171)	(4,857)
Proceeds from the issuance of common stock	—	4,274	155,958	4,274
Acquisition-related contingent liability payments	—	—	(375)	(252)
Proceeds from finance lease obligations	—	—	—	214
Payments for finance lease obligations	(10)	(11)	(40)	(35)
Taxes paid for the net share settlement of options and restricted stock units	(361)	—	(12,253)	—
Net cash provided by (used in) financing activities	5,307	(34)	151,232	(436)
Effect of exchange rate changes on cash and cash equivalents	(832)	498	(529)	398
Net change in cash and cash equivalents	1,450	4,592	188,141	36,718
Cash and cash equivalents, beginning of period	272,273	80,990	85,582	48,864
Cash and cash equivalents, end of period	$273,723	$85,582	$273,723	$85,582

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except percentages)
Gross profit	$59,735	$41,821	$211,183	$148,156
Add: Stock-based compensation expense	217	66	470	188
Add: Amortization of acquired technology and intangible assets	465	60	848	240
Non-GAAP gross profit	$60,417	$41,947	$212,501	$148,584

GAAP gross margin	86.2%	84.9%	85.7%	84.7%
Non-GAAP gross margin	87.2%	85.1%	86.3%	85.0%

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except percentages)
Operating income (loss)	$7,122	$1,032	$(6,588)	$(1,542)
Add: Stock-based compensation expense	6,073	1,981	29,345	5,234
Add: Amortization of acquired technology and intangible assets	626	83	1,397	332
Add: Acquisition and integration related costs	1,235	—	4,271	—
Non-GAAP operating income	$15,056	$3,096	$28,425	$4,024

GAAP operating margin	10.3%	2.1%	(2.7)%	(0.9)%
Non-GAAP operating margin	21.7%	6.3%	11.5%	2.3%

Non-GAAP Net Income (Loss) Per Share

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net income (loss) per share, basic and diluted	$0.03	$0.00	$(0.10)	$(0.06)
Add: Stock-based compensation expense	0.03	0.01	0.17	0.03
Add: Amortization of acquired technology and intangible assets	—	—	0.01	—
Add: Acquisition and integration related costs	0.01	—	0.03	—
Non-GAAP net income (loss) per share, diluted	$0.07	$0.01	$0.11	$(0.03)

Weighted-average shares used in the calculation of GAAP net loss per share	172,720,568	166,077,560	116,938,683	42,049,840
Weighted-average shares used in the calculation of Non-GAAP net income (loss) per share(1)	180,041,581	166,077,560	169,446,757	42,049,840

(1) At December 31, 2021, non-GAAP weighted average shares used assumes that all historical preferred stock and all common stock outstanding prior to the Company’s IPO were reclassified into Class B common stock as of January 1, 2021 and that all vested and exercisable stock options were exercised as of the earlier of January 1, 2021 or the beginning of the quarter in which they became vested and exercisable. There were no adjustments to weighted-average shares outstanding at December 31, 2020.

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net cash provided by operating activities	$20,979	$5,240	$76,778	$44,864
Less: Purchases of property and equipment	(796)	(734)	(3,010)	(5,426)
Less: Capitalized internal-use software	(611)	(378)	(2,506)	(2,682)
Less: Principal payments on finance leases	(10)	(11)	(40)	(35)
Free Cash Flow	$19,562	$4,117	$71,222	$36,721
Free Cash Flow Margin(1)	28.2%	8.4%	28.9%	21.0%

(1) Free Cash Flow Margin is calculated as Free Cash Flow divided by Revenues, net for each period.

Key Business Metrics

	December 31,
	2021	2020
	(annual recurring revenue in thousands)
Number of customers	47,174	36,753
Annual recurring revenue	$285,437	$198,369

Stock-based Compensation Expense

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Cost of revenues	$217	$66	$470	$188
Sales and marketing	1,197	754	8,474	1,579
Technology and development	1,176	573	1,706	896
General and administrative	3,483	588	18,695	2,571
Total stock-based compensation expense	$6,073	$1,981	$29,345	$5,234